Exhibit 4.2

FACE OF WARRANT CERTIFICATE

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 15, 2021

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) ARE SUBJECT TO ADDITIONAL AGREEMENTS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF OCTOBER 15, 2014, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”).

Certificate Number ________________	Warrants ________________
CUSIP Y2187A 135

This certifies that

is the holder of

WARRANTS TO PURCHASE COMMON STOCK OF

EAGLE BULK SHIPPING INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of the certificate properly endorsed. Each Warrant entitles the holder and its registered assigns (collectively, the “Registered Holder”) to purchase by cashless exercise from Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Company”), subject to the terms and conditions hereof, at any time before 5:00 p.m., New York time, on October 15, 2021, one fully paid and non-assessable share of Common Stock of the Company at the Exercise Price (as defined in the Warrant Agreement). The Exercise Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article V of the Warrant Agreement. The initial Exercise Price shall be $27.82.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED
________________________ Authorized Officer
Attest: ________________________ Secretary	[Corporate seal]	COUNTERSIGNED AND REGISTERED COMPUTERSHARE INC, WARRANT AGENT.

By
AUTHORIZED SIGNATURE

REVERSE OF WARRANT CERTIFICATE

EAGLE BULK SHIPPING INC.

The Warrants evidenced by this Warrant Certificate are a part of a duly authorized issue of Warrants to purchase 3,040,540 shares of Common Stock issued pursuant to the Warrant Agreement, as dated October 15, 2014 (the “Warrant Agreement”), by and among Eagle Bulk Shipping Inc. (the “Company”), and Computershare Inc. and Computershare Trust Company N.A. (together, the “Warrant Agent”). A copy of the Warrant Agreement may be inspected at the office of the Warrant Agent designated for such purpose. The Warrant Agreement is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Registered Holders of the Warrants. All capitalized terms used in this Warrant Certificate that are not defined herein but are defined in the Warrant Agreement shall have the meanings given to them in the Warrant Agreement.

The Company shall not be required to issue fractions of Common Stock or any certificates that evidence fractional Common Stock. No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws. The Warrants represented by this Warrant Certificate do not entitle the Registered Holder to any of the rights of a stockholder of the Company. The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

Ten COM –	as tenants in common	UNIF GIFT MIN ACT -	Custodian
				(Cust)	(Minor)
TEN ENT –	as tenants by the entireties		under Uniform Gifts to Minor Act
(State)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT -		Custodian (until age)
(Cust)

under Uniform Transfers to Minors Act
			(Minor)		(State)

 FORM OF ASSIGNMENT

For value received, _____________________________ hereby sells, assigns and transfers the Warrants to purchase shares of Eagle Bulk Shipping Inc. represented by this Warrant Certificate to:

Social Security or Other Taxpayer Identification Number

Print name and address

and does hereby irrevocably constitute and appoint _____________________________ attorney, to transfer said Warrants on the Warrant Register maintained for the purpose of registration thereof, with full power of substitution in the premises:

Dated: _______ , 20__	Signature: ______________________________ Name: __________________________________

Note: The above signature and name should correspond exactly with the name of the holder as it appears on the face of the certificate, in every particular without alteration or enlargement or any change whatsoever. The signature of the holder hereof must be guaranteed.

EXERCISE FORM

The undersigned Registered Holder of this Warrant Certificate hereby irrevocably elects to exercise ________________________________ Warrants for the purchase of __________________ shares of Common Stock, pursuant to the cashless exercise provisions of Section 4.3(a) of the Warrant Agreement (the total number of shares of Common Stock for which the Warrants represented hereby are being exercised before withholding for the Exercise Price), and requests that the net number of shares of Common Stock issuable upon exercise be registered as follows:

Social Security or Other Taxpayer Identification Number

Print name and address

If such Warrants shall not constitute all of the Warrants represented hereby, the undersigned requests that a new Warrant Certificate of like tenor and date for the balance of the Warrants represented hereby be issued and delivered as follows:

Social Security or Other Taxpayer Identification Number

Print name and address

Dated: _______ , 20__	Signature: ______________________________ Name: __________________________________

Note: The above signature and name should correspond exactly with the name of the holder as it appears on the face of the certificate, in every particular without alteration or enlargement or any change whatsoever.

Note: If the Common Stock, or a new Warrant Certificate representing any portion of the Warrants not exercised, is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGANTURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.